UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2009
SPRINT NEXTEL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway Overland Park, Kansas (Address of principal executive offices)	66251 (Zip Code)
Registrant’s telephone number, including area code: (800) 529-0965
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☑     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Proposed Acquisition of iPCS, Inc.
     On October 18, 2009, Sprint Nextel Corporation (“Sprint”), iPCS, Inc. (“iPCS”) and Ireland Acquisition Corporation, a wholly owned subsidiary of Sprint, entered into a merger agreement, pursuant to which Sprint agreed to acquire iPCS for approximately $831 million, including the assumption of approximately $405 million of net debt.
     Under the terms of the merger agreement, Sprint will commence a cash tender offer to acquire all of iPCS’s outstanding common stock at a price of $24.00 per share. Following completion of the tender offer, any remaining shares of iPCS will be acquired in a cash merger at the same price. Upon completion of the merger, iPCS will become a wholly owned subsidiary of Sprint.
     The board of directors of iPCS unanimously (1) determined that the merger agreement and the other transactions contemplated by the merger agreement, including the offer and the merger, are fair to and in the best interests of the iPCS stockholders, (2) approved, authorized and declared advisable the merger agreement and approved and authorized the merger and the other transactions contemplated by the merger agreement, and (3) resolved to recommend that the stockholders of iPCS accept the offer, tender their shares of iPCS stock pursuant to the offer and, to the extent applicable, adopt the merger agreement.
     The merger agreement contains certain termination rights for each of Sprint and iPCS and further provides that, upon termination of the merger agreement under specified circumstances, iPCS may be required to pay Sprint a termination fee of $12.5 million. The acquisition is subject to customary regulatory approvals and other customary closing conditions and is expected to be completed either late in the fourth quarter of 2009 or in early 2010. The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
     In connection with the merger agreement, Sprint and iPCS will seek an immediate stay of litigation pending in the Circuit Court of Cook County, Illinois, Chancery Division and the Illinois Appellate Court, including iPCS’s request for an injunction to block the merger of Sprint and Virgin Mobile USA, Inc., with a final resolution of existing litigation between Sprint and iPCS to become effective upon the closing of the acquisition. As a result, Sprint will no longer be required to divest its iDEN network in certain iPCS territories and will terminate its previously announced divestiture process pending closing of the transaction. The foregoing description of the litigation resolution does not purport to be complete and is qualified in its entirety by reference to the settlement agreement and mutual release, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.
     On October 18, 2009, Sprint entered into a stockholders agreement with Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Timothy M. Yager, Stebbins B. Chandor, Jr., Timothy G. Biltz and Mikal J. Thomsen, who collectively beneficially own or have the power to vote approximately 9.5 percent of the outstanding shares of iPCS common stock. Pursuant to the stockholders agreement, the stockholders agreed to tender their shares of iPCS common stock pursuant to the offer and vote their shares of iPCS common stock in favor of the merger, subject to the terms and conditions in the merger agreement. The foregoing description of the stockholders agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 99.3 hereto and incorporated herein by reference.
Notice to Investors
The planned tender offer described in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Sprint will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and iPCS will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to iPCS’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website at www.sec.gov.
Safe Harbor
This Current Report on Form 8-K includes forward-looking statements regarding the proposed acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular, information regarding the acquisition of iPCS. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: the failure to realize synergies as a result of operational efficiencies, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, satisfaction of various other conditions to the closing of the transaction contemplated by the transaction agreement and the risks that are described from time to time in Sprint’s and iPCS’s respective reports filed with the SEC, including the annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 of each of Sprint and iPCS. This Current Report on Form 8-K speaks only as of its date, and Sprint and iPCS disclaim any duty to update the information herein.
Press Release
     On October 19, 2009, Sprint and iPCS issued a press release announcing that their boards of directors have unanimously approved a definitive agreement for Sprint to purchase iPCS for approximately $831 million, as discussed above. A copy of the press release is filed as Exhibit 99.4 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Number	Exhibit
99.1	Agreement and Plan of Merger, dated as of October 18, 2009, by and among Sprint Nextel Corporation, Ireland Acquisition Corporation and iPCS, Inc.

99.2	Settlement Agreement and Mutual Release, dated as of October 18, 2009, by and among Sprint Nextel Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P., Nextel Communications, Inc., PhillieCo L.P., APC PCS LLC, Horizon Personal Communications, Inc., Bright Personal Communications Services, LLC, iPCS Wireless, Inc. and iPCS, Inc.

99.3	Stockholders Agreement, dated as of October 18, 2009, by and among Sprint Nextel Corporation, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Timothy M. Yager, Stebbins B. Chandor, Jr., Timothy G. Biltz and Mikal J. Thomsen.

99.4	Press release dated October 19, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION
By:	/s/ Timothy O’Grady
	Name:	Timothy O’Grady
	Title:	Assistant Secretary

Date: October 19, 2009

EXHIBIT INDEX

Number	Exhibit
99.1	Agreement and Plan of Merger, dated as of October 18, 2009, by and among Sprint Nextel Corporation, Ireland Acquisition Corporation and iPCS, Inc.

99.2	Settlement Agreement and Mutual Release, dated as of October 18, 2009, by and among Sprint Nextel Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P., Nextel Communications, Inc., PhillieCo L.P., APC PCS LLC, Horizon Personal Communications, Inc., Bright Personal Communications Services, LLC, iPCS Wireless, Inc. and iPCS, Inc.

99.3	Stockholders Agreement, dated as of October 18, 2009, by and among Sprint Nextel Corporation, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Timothy M. Yager, Stebbins B. Chandor, Jr., Timothy G. Biltz and Mikal J. Thomsen.

99.4	Press release dated October 19, 2009.

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